EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Shares of Tricida, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated October 28, 2022.

CITADEL SECURITIES LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS LLC By: /s/ Sean McHugh Sean McHugh, Authorized Signatory
CITADEL SECURITIES GROUP LP By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS HOLDINGS LP By: /s/ Sean McHugh Sean McHugh, Authorized Signatory
CITADEL SECURITIES GP LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL GP LLC By: /s/ Sean McHugh Sean McHugh, Authorized Signatory
KENNETH GRIFFIN By: /s/ Sean McHugh Sean McHugh, attorney-in-fact*

*	Sean McHugh is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Gores Holdings VIII, Inc. on March 18, 2022.